                                                                    EXHIBIT 12.1


                             LOMAK PETROLEUM, INC.

                             COMPUTATIONS OF RATIOS
                                 (In thousands)


                                                    Year Ended December 31,
                                 ------------------------------------------------------------
                                                                                    Pro Forma
                                   1992      1993      1994      1995       1996      1996
                                  -------   -------   -------   -------  ---------  ---------
EBITDA:
  Net income....................  $   686   $ 1,391   $ 2,619   $ 4,390   $12,615    $ 18,931
  Taxes.........................      192       (81)      139     1,782     6,834      10,194
  Exploration expense...........       36        86       359       512     1,460       1,460
  Interest expense..............      952     1,120     2,807     5,584     7,487      29,104
  Depletion, depreciation and
    amortization................    3,124     4,347    10,105    14,863    22,303      44,389
                                  -------   -------   -------   -------   -------    --------
    EBITDA......................    4,990     6,863    16,029    27,131    50,699     104,078
EBITDA to Interest Expense......     5.2x      6.1x      5.7x      4.9x      6.8x        3.6x

Earnings:
  Income before taxes...........      878     1,310     2,758     6,172    19,449      29,125
  Interest expense..............      952     1,120     2,807     5,584     7,487      29,104
                                  -------   -------   -------   -------   -------    --------
    Earnings....................    1,830     2,430     5,565    11,756    26,936      58,229

Fixed charges:
  Interest expense..............      952     1,120     2,807     5,584     7,487      29,104
Earnings to fixed charges.......     1.9x      2.2x      2.0x      2.1x      3.6x        2.0x

Total Debt......................   13,127    31,108    62,592    83,088   116,806     309,106
Total Debt to EBITDA............     2.6x      4.5x      3.9x      3.1x      2.3x        3.7x